Exhibit 99.1

FOR IMMEDIATE RELEASE
April 16, 2025

FOR ADDITIONAL INFORMATION, PLEASE CONTACT MARK A. GOOCH, CHAIRMAN, PRESIDENT, AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3229

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE 1ST QUARTER 2025

Earnings Summary

(in thousands except per share data)	1Q 2025	4Q 2024	1Q 2024
Net income	$21,972	$22,493	$18,679
Earnings per share	$1.22	$1.25	$1.04
Earnings per share – diluted	$1.22	$1.25	$1.04

Return on average assets	1.44%	1.47%	1.30%
Return on average equity	11.50%	11.77%	10.61%
Efficiency ratio	51.86%	51.60%	54.94%
Tangible common equity	11.57%	11.30%	11.10%

Dividends declared per share	$0.47	$0.47	$0.46
Book value per share	$43.32	$41.95	$39.28

Weighted average shares	17,995	17,971	17,926
Weighted average shares – diluted	18,022	18,009	17,943

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved earnings for the first quarter 2025 of $22.0 million, or $1.22 per basic share, compared to $22.5 million, or $1.25 per basic share, earned during the fourth quarter 2024 and $18.7 million, or $1.04 per basic share, earned during the first quarter 2024.  Total revenue for the quarter was $0.5 million above prior quarter and $7.4 million above prior year same quarter.  Net interest revenue for the quarter increased $1.7 million compared to prior quarter and $7.7 million compared to prior year same quarter, and noninterest income decreased $1.3 million compared to prior quarter and $0.2 million compared to prior year same quarter.  Our provision for credit losses for the quarter increased $1.0 million from prior quarter and $0.9 million from prior year same quarter.  Noninterest expense increased $0.4 million compared to prior quarter and $2.0 million compared to prior year same quarter.

1st Quarter 2025 Highlights

❖
Net interest income for the quarter of $51.3 million was $1.7 million, or 3.5%, above prior quarter and $7.7 million, or 17.6%, above prior year same quarter, as our net interest margin increased 14 basis points from prior quarter and 34 basis points from prior year same quarter.

❖	Provision for credit losses at $3.6 million for the quarter increased $1.0 million from prior quarter and $0.9 million from prior year same quarter.

❖	Noninterest income for the quarter ended March 31, 2025 of $14.9 million was $1.3 million, or 7.8%, below prior quarter and $0.2 million, or 1.6%, below prior year same quarter.

❖	Noninterest expense for the quarter ended March 31, 2025 of $34.2 million was $0.4 million, or 1.3%, above prior quarter and $2.0 million, or 6.2%, above prior year same quarter.

❖	Our loan portfolio at $4.6 billion increased $149.9 million, an annualized 13.5%, from December 31, 2024 and $475.4 million, or 11.4%, from March 31, 2024.

❖
We had net loan charge-offs of $1.6 million, or an annualized 0.14% of average loans, for the first quarter 2025 compared to $1.0 million, or an annualized 0.09% of average loans, for the fourth quarter 2024 and $1.6 million, or 0.16% of average loans annualized, for the first quarter 2024.

❖
Our total nonperforming loans decreased to $26.5 million at March 31, 2025 from $26.7 million at December 31, 2024 but increased $10.7 million from the $15.9 million at March 31, 2024.  Nonperforming assets at $31.3 million increased $1.0 million from December 31, 2024 and $14.2 million from March 31, 2024.

❖	Deposits, including repurchase agreements, at $5.4 billion increased $47.5 million, or an annualized 3.6%, from December 31, 2024 and $338.9 million, or 6.8%, from March 31, 2024.

❖	Shareholders’ equity at $784.2 million increased $26.6 million, or an annualized 14.2%, during the quarter and $76.4 million, or 10.8%, from March 31, 2024.

Net Interest Income

				Percent Change
				1Q 2025 Compared to:
($ in thousands)	1Q 2025	4Q 2024	1Q 2024	4Q 2024	1Q 2024
Components of net interest income
Income on earning assets	$82,054	$81,979	$75,002	0.1%	9.4%
Expense on interest bearing liabilities	30,787	32,452	31,411	(5.1)%	(2.0)%
Net interest income	51,267	49,527	43,591	3.5%	17.6%
TEQ	273	273	294	(0.0)%	(7.1)%
Net interest income, tax equivalent	$51,540	$49,800	$43,885	3.5%	17.4%

Average yield and rates paid:
Earning assets yield	5.71%	5.66%	5.55%	0.8%	2.9%
Rate paid on interest bearing liabilities	3.02%	3.18%	3.35%	(5.0)%	(9.9)%
Gross interest margin	2.69%	2.48%	2.20%	8.5%	22.3%
Net interest margin	3.57%	3.43%	3.23%	4.1%	10.5%

Average balances:
Investment securities	$1,045,953	$1,075,698	$1,148,014	(2.8)%	(8.9)%
Loans	$4,533,091	$4,399,291	$4,096,866	3.0%	10.6%
Earning assets	$5,848,092	$5,779,438	$5,458,075	1.3%	7.1%
Interest-bearing liabilities	$4,138,451	$4,059,061	$3,773,513	2.0%	9.7%

 Net interest income for the quarter of $51.3 million was $1.7 million, or 3.5%, above prior quarter and $7.7 million, or 17.6%, above prior year same quarter.  Our net interest margin, on a fully tax equivalent basis, at 3.57% increased 14 basis points from prior quarter and 34 basis points from prior year same quarter.  Our quarterly average earning assets increased $68.7 million from prior quarter and $390.0 million from prior year same quarter.  Our yield on average earning assets increased 5 basis points from prior quarter and 16 basis points from prior year same quarter, while our cost of funds decreased 16 basis points from prior quarter and 33 basis points from prior year same quarter.

Our ratio of average loans to deposits, including repurchase agreements, was 85.9% for the quarter ended March 31, 2025 compared to 84.4% for the quarter ended December 31, 2024 and 82.7% for the quarter ended March 31, 2024.

Noninterest Income

				Percent Change
				1Q 2025 Compared to:
($ in thousands)	1Q 2025	4Q 2024	1Q 2024	4Q 2024	1Q 2024
Deposit related fees	$6,822	$7,619	$7,011	(10.5)%	(2.7)%
Trust revenue	3,981	3,961	3,517	0.5%	13.2%
Gains on sales of loans	47	50	45	(5.2)%	5.9%
Loan related fees	965	1,472	1,352	(34.4)%	(28.6)%
Bank owned life insurance revenue	1,035	915	1,292	13.1%	(19.9)%
Brokerage revenue	494	536	490	(7.8)%	0.8%
Other	1,553	1,607	1,427	(3.4)%	8.8%
Total noninterest income	$14,897	$16,160	$15,134	(7.8)%	1.6%

Noninterest income for the quarter ended March 31, 2025 of $14.9 million was $1.3 million, or 7.8%, below prior quarter and $0.2 million, or 1.6%, below prior year same quarter.  The variance quarter over quarter was primarily the result of decreases in deposit related fees ($0.8 million) and loan related fees ($0.5 million).  Year over year decreases in loan related fees ($0.4 million), bank owned life insurance revenue ($0.3 million), and deposit related fees ($0.2 million) were offset by increases in trust revenue ($0.5 million) and securities gains ($0.1 million).  The decrease in loan related fees resulted primarily from the fluctuation in the fair market value of our mortgage servicing rights.

Noninterest Expense

				Percent Change
				1Q 2025 Compared to:
($ in thousands)	1Q 2025	4Q 2024	1Q 2024	4Q 2024	1Q 2024
Salaries	$13,269	$13,310	$13,036	(0.3)%	1.8%
Employee benefits	6,849	6,883	7,086	(0.5)%	(3.3)%
Net occupancy and equipment	3,440	3,015	3,028	14.1%	13.6%
Data processing	2,859	3,181	2,518	(10.1)%	13.5%
Legal and professional fees	1,225	1,039	832	18.0%	47.2%
Advertising and marketing	673	821	577	(18.0)%	16.6%
Taxes other than property and payroll	529	436	442	21.3%	19.7%
Other	5,364	5,084	4,701	5.5%	14.1%
Total noninterest expense	$34,208	$33,769	$32,220	1.3%	6.2%

Noninterest expense for the quarter ended March 31, 2025 of $34.2 million was $0.4 million, or 1.3%, above prior quarter and $2.0 million, or 6.2%, above prior year same quarter.  The quarter over quarter increase primarily resulted from increases in net occupancy and equipment expense ($0.4 million) and legal and professional fees ($0.2 million), partially offset by a decrease in data processing expense ($0.3 million).  The year over year increase was primarily due to increases in net occupancy and equipment expense ($0.4 million), data processing expense ($0.3 million), legal and professional fees ($0.4 million), operating losses ($0.3 million), and loan related expenses ($0.2 million).

Balance Sheet Review

Total Loans

				Percent Change
				1Q 2025 Compared to:
($ in thousands)	1Q 2025	4Q 2024	1Q 2024	4Q 2024	1Q 2024
Commercial nonresidential real estate	$913,238	$865,031	$813,904	5.6%	12.2%
Commercial residential real estate	535,427	508,310	456,585	5.3%	17.3%
Hotel/motel	475,582	458,832	416,759	3.7%	14.1%
Other commercial	433,379	440,506	397,922	(1.6)%	8.9%
Total commercial	2,357,626	2,272,679	2,085,170	3.7%	13.1%

Residential mortgage	1,066,973	1,043,401	955,616	2.3%	11.7%
Home equity loans/lines	172,688	167,425	151,577	3.1%	13.9%
Total residential	1,239,661	1,210,826	1,107,193	2.4%	12.0%

Consumer indirect	888,635	850,289	813,005	4.5%	9.3%
Consumer direct	150,614	152,843	155,807	(1.5)%	(3.3)%
Total consumer	1,039,249	1,003,132	968,812	3.6%	7.3%

Total loans	$4,636,536	$4,486,637	$4,161,175	3.3%	11.4%

Total Deposits and Repurchase Agreements

				Percent Change
				1Q 2025 Compared to:
($ in thousands)	1Q 2025	4Q 2024	1Q 2024	4Q 2024	1Q 2024
Noninterest bearing deposits	$1,235,544	$1,242,676	$1,274,583	(0.6)%	(3.1)%
Interest bearing deposits
Interest checking	158,968	167,736	131,227	(5.2)%	21.1%
Money market savings	1,828,051	1,781,415	1,608,849	2.6%	13.6%
Savings accounts	516,379	511,378	543,338	1.0%	(5.0)%
Time deposits	1,372,363	1,366,984	1,226,273	0.4%	11.9%
Repurchase agreements	246,556	240,166	234,671	2.7%	5.1%
Total interest bearing deposits and repurchase agreements	4,122,317	4,067,679	3,744,358	1.3%	10.1%
Total deposits and repurchase agreements	$5,357,861	$5,310,355	$5,018,941	0.9%	6.8%

CTBI’s total assets at $6.3 billion as of March 31, 2025 increased $83.3 million, or 5.5% annualized, from December 31, 2024 and $426.3 million, or 7.3%, from March 31, 2024.  Loans outstanding at $4.6 billion increased $149.9 million, an annualized 13.5%, from December 31, 2024 and $475.4 million, or 11.4%, from March 31, 2024.  The increase in loans from prior quarter included a $85.0 million increase in the commercial loan portfolio, a $28.8 million increase in the residential loan portfolio, and a $38.3 million increase in the indirect consumer loan portfolio, partially offset by a $2.2 million decrease in the consumer direct loan portfolio.  CTBI’s investment portfolio decreased $46.7 million, or an annualized 17.9%, from December 31, 2024 and $102.2 million, or 9.2%, from March 31, 2024.  The decrease in the investment portfolio during the quarter was due to management’s decision to reinvest certain maturities into the loan portfolio.  Deposits in other banks decreased $24.4 million from prior quarter but increased $34.7 million from March 31, 2024.  Deposits, including repurchase agreements, at $5.4 billion increased $47.5 million, or an annualized 3.6%, from December 31, 2024 and $338.9 million, or 6.8%, from March 31, 2024.  CTBI is not dependent on any one customer or group of customers for their source of deposits.  As of March 31, 2025, no one customer accounted for more than 3% of our $5.1 billion in deposits.  Only two customer relationships accounted for more than 1% each.

Shareholders’ equity at $784.2 million increased $26.6 million, or an annualized 14.2%, during the quarter and $76.4 million, or 10.8%, from March 31, 2024.  Net unrealized losses on securities, net of deferred taxes, were $86.1 million at March 31, 2025, compared to $98.4 million at December 31, 2024 and $106.9 million at March 31, 2024.  CTBI’s annualized dividend yield to shareholders as of March 31, 2025 was 3.73%.

Asset Quality

Our total nonperforming loans decreased to $26.5 million at March 31, 2025 from $26.7 million at December 31, 2024 but increased from $15.9 million at March 31, 2024.  Accruing loans 90+ days past due at $10.8 million increased $0.5 million from prior quarter but decreased $0.7 million from March 31, 2024.  Nonaccrual loans at $15.7 million decreased $0.7 million from prior quarter but increased $11.4 million from March 31, 2024.  Accruing loans 30-89 days past due at $14.5 million decreased $2.3 million from prior quarter but increased $2.3 million from March 31, 2024.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

We had net loan charge-offs of $1.6 million, or an annualized 0.14% of average loans, for the first quarter 2025 compared to $1.0 million, or an annualized 0.09% of average loans, for the fourth quarter 2024 and $1.6 million, or 0.16% of average loans annualized, for the first quarter 2024.  Of the net charge-offs for the quarter, $0.4 million were in indirect consumer loans, $0.3 million were in commercial loans, $0.8 million were in direct consumer loans, and $0.1 million were in residential loans.

Allowance for Credit Losses

Our provision for credit losses at $3.6 million for the quarter increased $1.0 million from prior quarter and $0.9 million from prior year same quarter.  Of the provision for the quarter, $2.0 million was allotted to fund loan growth.  Our reserve coverage (allowance for credit losses to nonperforming loans) at March 31, 2025 was 214.7% compared to 206.0% at December 31, 2024 and 319.0% at March 31, 2024.  Our credit loss reserve as a percentage of total loans outstanding at March 31, 2025 remained at 1.23% from December 31, 2024 compared to 1.22% at March 31, 2024.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.   CTBI actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.”  These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of epidemics, pandemics, or other infectious disease outbreaks; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $6.3 billion, is headquartered in Pikeville, Kentucky and has 72 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
March 31, 2025
(in thousands except per share data and # of employees)

	Three	Three	Three
	Months	Months	Months
	Ended	Ended	Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Interest income	$82,054	$81,979	$75,002
Interest expense	30,787	32,452	31,411
Net interest income	51,267	49,527	43,591
Loan loss provision	3,568	2,587	2,656

Gains on sales of loans	47	50	45
Deposit related fees	6,822	7,619	7,011
Trust revenue	3,981	3,961	3,517
Loan related fees	965	1,472	1,352
Securities gains	480	521	371
Other noninterest income	2,602	2,537	2,838
Total noninterest income	14,897	16,160	15,134

Personnel expense	20,118	20,193	20,122
Occupancy and equipment	3,440	3,015	3,028
Data processing expense	2,859	3,181	2,518
FDIC insurance premiums	689	670	642
Other noninterest expense	7,102	6,710	5,910
Total noninterest expense	34,208	33,769	32,220

Net income before taxes	28,388	29,331	23,849
Income taxes	6,416	6,838	5,170
Net income	$21,972	$22,493	$18,679

Memo: TEQ interest income	82,327	$82,252	$75,296

Average shares outstanding	17,995	17,971	17,926
Diluted average shares outstanding	18,022	18,009	17,943
Basic earnings per share	$1.22	$1.25	$1.04
Diluted earnings per share	$1.22	$1.25	$1.04
Dividends per share	$0.47	$0.47	$0.46

Average balances:
Loans	4,533,091	$4,399,291	$4,096,866
Earning assets	5,848,092	5,779,438	5,458,075
Total assets	6,176,389	6,100,136	5,786,515
Deposits, including repurchase agreements	5,276,893	5,215,204	4,956,820
Interest bearing liabilities	4,138,451	4,059,061	3,773,513
Shareholders' equity	774,907	760,223	708,341

Performance ratios:
Return on average assets	1.44%	1.47%	1.30%
Return on average equity	11.50%	11.77%	10.61%
Yield on average earning assets (tax equivalent)	5.71%	5.66%	5.55%
Cost of interest bearing funds (tax equivalent)	3.02%	3.18%	3.35%
Net interest margin (tax equivalent)	3.57%	3.43%	3.23%
Efficiency ratio (tax equivalent)	51.86%	51.60%	54.94%

Loan charge-offs	$2,722	$2,264	$2,667
Recoveries	(1,147)	(1,285)	(1,039)
Net charge-offs	$1,575	$979	$1,628

Market Price:
High	$56.96	$61.66	$44.38
Low	$48.82	$46.55	$38.44
Close	$50.36	$53.03	$42.65

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
March 31, 2025
(in thousands except per share data and # of employees)

	As of	As of	As of
	March 31, 2025	December 31, 2024	March 31, 2024
Assets:
Loans	$4,636,536	$4,486,637	$4,161,175
Loan loss reserve	(56,961)	(54,968)	(50,571)
Net loans	4,579,575	4,431,669	4,110,604
Loans held for sale	-	184	57
Securities AFS	1,008,552	1,055,728	1,111,505
Equity securities at fair value	4,261	3,781	3,529
Other equity investments	9,773	9,949	9,327
Other earning assets	274,229	298,580	239,554
Cash and due from banks	68,532	73,021	55,841
Premises and equipment	50,753	49,630	46,595
Right of use asset	15,636	14,385	15,500
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	199,717	190,828	192,253
Total Assets	$6,276,518	$6,193,245	$5,850,255

Liabilities and Equity:
Interest bearing checking	$158,968	$167,736	$131,227
Savings deposits	2,344,430	2,292,793	2,152,187
CD's >=$100,000	800,359	795,619	678,148
Other time deposits	572,004	571,365	548,125
Total interest bearing deposits	3,875,761	3,827,513	3,509,687
Noninterest bearing deposits	1,235,544	1,242,676	1,274,583
Total deposits	5,111,305	5,070,189	4,784,270
Repurchase agreements	246,556	240,166	234,671
Other interest bearing liabilities	64,767	64,830	65,014
Lease liability	16,461	15,190	16,208
Other noninterest bearing liabilities	53,257	45,286	42,368
Total liabilities	5,492,346	5,435,661	5,142,531
Shareholders' equity	784,172	757,584	707,724
Total Liabilities and Equity	$6,276,518	$6,193,245	$5,850,255

Ending shares outstanding	18,102	18,058	18,019

30 - 89 days past due loans	$14,537	$16,833	$12,234
90 days past due loans	10,835	10,317	11,550
Nonaccrual loans	15,692	16,369	4,302
Foreclosed properties	4,795	3,647	1,266

Community bank leverage ratio	13.81%	13.76%	13.74%
Tangible equity to tangible assets ratio	11.57%	11.29%	11.10%
FTE employees	939	934	945